UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2014

Vanguard Natural Resources, LLC
(Exact name of registrant as specified in its charter)

DELAWARE	001-33756	61-1521161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5847 San Felipe, Suite 3000
Houston, Texas 77057
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (832) 327-2255

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth under Item 5.03 regarding the LLC Agreement (as defined below) of Vanguard Natural Resources, LLC (the “Company”) is incorporated by reference into this Item 3.03.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On September 15, 2014, the Company executed the Fifth Amended and Restated Limited Liability Company Agreement of Vanguard Natural Resources, LLC (the “LLC Agreement”) for the purpose of defining the preferences, rights, powers and duties of holders of Series C Cumulative Redeemable Perpetual Preferred Units (the “Series C Preferred Units”). Additionally, the LLC Agreement provides that the Company will distribute within 90 days following the end of each quarter an amount equal to 100% of Available Cash, as defined in the LLC Agreement, with respect to such quarter to holders of the Company's common units and Class B units.
The Series C Preferred Units rank on par to the Company’s outstanding 7.875% Series A Cumulative Redeemable Perpetual Preferred Units and our 7.625% Series B Cumulative Redeemable Perpetual Preferred Units, and senior to the Company’s common units, with respect to the payment of dividends and distribution of assets upon liquidation, dissolution and winding up. The Series C Preferred Units have no stated maturity and are not subject to mandatory redemption or any sinking fund and will remain outstanding indefinitely unless repurchased or redeemed by the Company or converted into its common units in connection with a change of control.
At any time on or after October 15, 2024, the Company may, at its option, redeem the Series C Preferred Units, in whole or in part, at any time or from time to time, at a redemption price of $25.00 per unit plus an amount equal to all accumulated and unpaid distributions thereon to the date of redemption. In addition, the Company may redeem the Series C Preferred Units following certain changes of control, as described in the LLC Agreement; if the Company does not exercise this option, then the holders of the Series C Preferred Units have the option to convert the Series C Preferred Units into a number of common units per Series C Preferred Unit as set forth in the LLC Agreement. If the Company exercises all of its redemption rights relating to Series C Preferred Units, the holders of Series C Preferred Units will not have the conversion right described above with respect to the Series C Preferred Units called for redemption.
Holders of Series C Preferred Units will have no voting rights except for limited voting rights if the Company fails to pay dividends for eighteen or more monthly periods (whether or not consecutive) and in certain other limited circumstances or as required by law. The terms of the Series C Preferred Units are more fully set forth in the LLC Agreement, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION
Exhibit 3.1	Fifth Amended and Restated Limited Liability Company Agreement of Vanguard Natural Resources, LLC.
Exhibit 4.1	Specimen Unit Certificate for the Series C Cumulative Redeemable Perpetual Preferred Units (incorporated herein by reference to Exhibit D to Exhibit 3.1).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
VANGUARD NATURAL RESOURCES, LLC

By:        /s/ Scott W. Smith
Name:    Scott W. Smith
Title:    President and Chief Executive Officer
September 15, 2014

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
Exhibit 3.1	Fifth Amended and Restated Limited Liability Company Agreement of Vanguard Natural Resources, LLC.
Exhibit 4.1	Specimen Unit Certificate for the Series C Cumulative Redeemable Perpetual Preferred Units (incorporated herein by reference to Exhibit D to Exhibit 3.1).